UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 30, 2017

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34856	36-4673192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

One Galleria Tower
13355 Noel Road, 22nd Floor Dallas, Texas	75240
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 741-7744

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement.

Redemption of Notes and Termination of Indenture

Effective March 30, 2017, the indenture (“Indenture”), dated October 3, 2013, as amended by the supplemental indenture, dated March 16, 2017, by and between The Howard Hughes Corporation (the “Issuer”) and Wells Fargo National Association, as trustee (the “Trustee”), governing the Issuer’s 6.875% senior notes due 2021 (the “Notes”) has been satisfied and discharged in accordance with its terms. The Issuer discharged the Indenture after issuing a notice of redemption in accordance with the Indenture and funding an amount to the Trustee sufficient to redeem the remaining outstanding Notes not tendered in the Tender Offer (as defined in Item 8.01) at a redemption price of 105.156%, plus accrued and unpaid interest on such Notes up to, but excluding the redemption date.

Item 8.01.    Other Events.

On March 30, 2017, the Issuer announced the expiration of its cash tender offer and consent solicitation for any and all of its outstanding 6.875% senior notes due 2021 (the “Tender Offer”) and the completion of its call for redemption of all of the remaining Notes not tendered in the Tender Offer.  A copy of the press release issued in connection with such action is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated March 30, 2017

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2017

THE HOWARD HUGHES CORPORATION

By:	/s/ Peter F. Riley
	Name:	Peter F. Riley
	Title:	Senior Vice President, Secretary and General
Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated March 30, 2017